EXHIBIT 23.4

                                 January 5, 2000


Capitol Bancorp Ltd.
200 Washington Square North, Fourth Floor
Lansing, MI 48933

     RE:  BRIGHTON COMMERCE BANK

Gentlemen:

     JMP Financial, Inc. hereby consents to your including a copy of the fairness opinion in the proxy statement/prospectus with regards to Brighton Commerce Bank and to the reference to this firm in the proxy statement/prospectus as financial advisor to Brighton Commerce Bank and under the caption "Opinion of Financial Adviser".

                                        Very truly yours,

                                        /s/JMP Financial, Inc.